Exhibit 99.1

J.P. Morgan Partners (BHCA), L.P. / Crown Media Holdings
Name and Address of Reporting Person[1]	Designated Reporter1	Statement for month/day/year	Issuer Name, Ticker or Trading Symbol	Title of Security	Amount of Securities Beneficially Owned[1]	Title of Derivative Securities and Title and Amounts of Securities Underlying Derivative Securities[1]	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership[1]	Disclaims Pecuniary Interest
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas, 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	August 4, 2005	Crown Media Holdings, Inc. ("CRWN")	Class A Common Stock	3,836,620	See Table II	I	See Explanatory Note 2 below	No
JPMP Capital Corporation c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas, 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	August 4, 2005	Crown Media Holdings, Inc. ("CRWN")	Class A Common Stock	3,836,620	See Table II	I	See Explanatory Note 3 below	No

Explanatory Note:

(1) The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each Reporting Person is a member of the private equity business unit of JPMorgan Chase & Co., a publicly traded company.

(2) The amounts shown in Table I and Table II represent the beneficial ownership of the Issuer's equity securities by J.P. Morgan Partners (BHCA), L.P. (“JPM BHCA”), a portion of which may be deemed attributable to the Reporting Person because it is the sole general partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA and JPMP Master Fund Manager, L.P. (“MF Manager”).

(3) The amounts shown in Table I and Table II represent the beneficial ownership of the Issuer’s equity securities by JPM BHCA, a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is the general partner of MF Manager, the general partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting within JPM BHCA and MF Manager. The Reporting Person is a wholly-owned subsidiary of JPMorgan Chase & Co.